Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial information and explanatory notes illustrate the effect of the Merger (as defined below) on the financial position and results of operations of Goldman Sachs BDC, Inc. (“GSBD”) based upon the respective historical financial positions and results of operations of GSBD and Goldman Sachs Middle Market Lending Corp. (“MMLC”) under the asset acquisition method of accounting with GSBD treated as the acquirer. The unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of GSBD, which are included in GSBD’s quarterly report on Form 10-Q, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2020, and MMLC, which are included as Exhibit 99.2 to GSBD’s current report on Form 8-K, filed with the SEC on September 16, 2020, to which this unaudited pro forma condensed consolidated information is also included as an exhibit.

GSBD entered into the Agreement and Plan of Merger (the “Original Merger Agreement”), with MMLC, Evergreen Merger Sub Inc., a wholly owned subsidiary of GSBD (“Merger Sub”) and Goldman Sachs Asset Management, L.P., the investment adviser to each of GSBD and MMLC (“GSAM,” and together with GSBD, MMLC and Merger Sub, the “Parties”). The Parties amended and restated the Original Merger Agreement in its entirety (as amended and restated, the “Amended and Restated Merger Agreement”). Pursuant to and subject to the terms and conditions of the Amended and Restated Merger Agreement, Merger Sub will merge with and into MMLC, with MMLC continuing as the surviving company and as a wholly-owned subsidiary of GSBD (the “Initial Merger”) and, immediately thereafter, MMLC will merge with and into GSBD, with GSBD continuing as the surviving company (the “Second Merger” and, together with the Initial Merger, the “Merger”).

The unaudited pro forma condensed consolidated financial information includes the unaudited pro forma condensed consolidated Statement of Assets and Liabilities as of June 30, 2020 assuming the Merger had been completed on June 30, 2020. The unaudited pro forma condensed consolidated Statement of Operations for the six months ended June 30, 2020, and for the year ended December 31, 2019 were prepared assuming the Merger had been completed on January 1, 2019. Additionally, the unaudited pro forma condensed consolidated financial information for the year ended December 31, 2019 includes the following events that occurred in February 2020: (i) GSBD’s issuance of $360.0 million of 2025 Notes, (ii) the amendment of the GSBD Credit Facility, and (iii) MMLC’s capital drawdowns of $61.8 million. Such unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of GSBD and MMLC from publicly available information and certain assumptions and adjustments as discussed in Note 2 “Preliminary Pro Forma Adjustments” of the accompanying notes to the unaudited pro forma condensed consolidated financial statements in this section.

The Amended and Restated Merger Agreement provides that each MMLC stockholder will be entitled to receive, for each share of MMLC common stock, par value $0.001 per share (“MMLC Common Stock”), that number of shares of GSBD common stock, par value $0.001 per share (“GSBD Common Stock”) with a net asset value (“NAV”) equal to the NAV per share of MMLC Common Stock, in each case calculated as of the same date within 48 hours (excluding Sundays and holidays) prior to the closing of the Merger.

Generally, under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than certain “non-qualifying” assets (for example cash) and does not give rise to goodwill. GSBD will be the accounting survivor of the Merger. GSBD believes that the acquisition of MMLC should be accounted for as an asset acquisition based on the nature of its pre-acquisition operations and other factors outlined in ASC 805-50—Business Combinations—Related Issues, with the fair value of total consideration paid in conjunction with the Merger allocated to the assets acquired and liabilities assumed based on their relative fair values as of the date of the Merger. See the section entitled “Accounting Treatment of the Merger” in GSBD’s joint proxy statement and prospectus that forms a part of a registration statement on Form N-14 filed with the SEC on August 4, 2020 for additional information.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the results of operations or the combined financial position that would have resulted had the Merger been completed at the beginning of the applicable period presented, nor the impact of expense efficiencies, asset dispositions, share repurchases and other factors. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed consolidated financial information, the allocation of the pro forma purchase price reflected in the unaudited pro forma condensed consolidated financial information involves estimates, is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Merger.

See notes to unaudited pro forma condensed consolidated financial statements.

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Statement of Assets and Liabilities

As of June 30, 2020

Unaudited

(In thousands, except share and per share data)

	Actual	Actual			Pro Forma
		Goldman Sachs			Goldman Sachs BDC,
	Goldman Sachs BDC, Inc.	Middle Market Lending Corp.	Pro Forma Adjustments		Inc. Combined
Assets and Liabilities Data:
Investments, at fair value	$1,424,467	$1,675,778	$—	(A)	$3,100,245
Cash and cash equivalents, and foreign currencies	105,788	136,251	—		242,039
Deferred financing costs	8,618	2,335	1,465	(B)	12,418
Other assets	11,731	10,888	5,430	(C)	28,049

Total assets	1,550,604	1,825,252	6,895		3,382,751

Liabilities & Net Assets
Debt (net of debt issuance cost associated with GSBD)	909,263	840,872	—	(B)	1,750,135
Other liabilities	29,845	7,015	85,364	(B)(C)(D)	122,224

Total liabilities	939,108	847,887	85,364		1,872,359

Total Net Assets	611,496	977,365	(78,469)		1,510,392

Total liabilities and net assets	$1,550,604	$1,825,252	$6,895		$3,382,751

Number of shares of common stock outstanding.	40,401,637	53,844,947	5,848,405	(E)	100,094,989

Net asset value per share	$15.14	$18.15			$15.09

See notes to unaudited pro forma condensed consolidated financial statements.

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2020

Unaudited

(In thousands, except share and per share data)

	Actual	Actual			Pro Forma
		Goldman Sachs			Goldman Sachs BDC,
	Goldman Sachs BDC, Inc.	Middle Market Lending Corp.	Pro Forma Adjustments		Inc. Combined
Performance Data:
Interest and dividend income	$62,036	$77,012	$3,737	(A)	$142,785
Other income	538	674	—		1,212

Total investment income	62,574	77,686	3,737		143,997
Interest and other debt expenses	18,008	13,600	(1,393	)(B)	30,215
Management fees	7,283	7,025	1,396	(F)	15,704
Incentive fees	—	—	—	(F)	—
Other expenses	3,734	4,055	(1,567	)(C)(G)	6,222

Total expenses	29,025	24,680	(1,564)		52,141

Incentive fees waiver	—	—	—	(F)	—
Management fees waiver	(2,810)	—	2,810	(F)	—

Net investment income	36,359	53,006	2,491		91,856
Net realized gain (loss)	(11,469)	309	—		(11,160)
Net change in unrealized appreciation (depreciation)	(53,951)	(59,408)	(3,737	)(A)	(117,096)

Total net realized and unrealized gains (losses)	(65,420)	(59,099)	(3,737)		(128,256)
(Provision) benefit for taxes	99	16	—		115

Net increase (decrease) in net assets resulting from operations	(28,962)	(6,077)	(1,246)		(36,285)

Per Common Share Data
Weighted average shares outstanding(1)	40,398,978	52,871,029	6,822,323		100,092,330
Net investment income per share (basic and diluted)	$0.90	$1.00			$0.92
Earnings (loss) per share (basic and diluted)	$(0.72)	$(0.11)			$(0.36)

(1)

Basic and diluted weighted average shares outstanding for Pro Forma Goldman Sachs BDC, Inc. is estimated by adding estimated share issuance to MMLC stockholders of 59,693,352 shares to weighted average shares outstanding for GSBD for the six months ended June 30, 2020.

See notes to unaudited pro forma condensed consolidated financial statements.

Goldman Sachs BDC, Inc.

Pro Forma Condensed

Consolidated Statement of

Operations For the Year Ended

December 31, 2019

Unaudited

(In thousands, except share and per share data)

	Actual	Actual			Pro Forma
	Goldman Sachs BDC, Inc.	Goldman Sachs Middle Market Lending Corp.	Pro Forma Adjustments		Goldman Sachs BDC, Inc. Combined
Performance Data:
Interest and dividend income	$144,685	$143,781	$7,473	(A)	$295,939
Other income	2,576	1,962	—		4,538

Total investment income	147,261	145,743	7,473		300,477
Interest and other debt expenses	36,313	24,076	553	(B)	60,942
Management fees	14,696	13,665	3,360	(F)	31,721
Incentive fees	9,220	18,024	(2,710	)(F)	24,534
Other expenses	7,707	7,133	(2,455	)(C)(G)	12,385

Total expenses	67,936	62,898	(1,252)		129,582

Incentive fees waiver	(394)	—	394	(F)	—

Net investment income	79,719	82,845	8,331		170,895
Net realized gain (loss)	(39,029)	(8,750)	—		(47,779)
Net change in unrealized appreciation (depreciation)	(4,715)	(12,269)	(7,473	)(A)	(24,457)
Total net realized and unrealized gains (losses)	(43,744)	(21,019)	(7,473)		(72,236)
(Provision) benefit for taxes	173	(694)	—		(521)

Net increase (decrease) in net assets resulting from operations	36,148	61,132	858		98,138

Per Common Share Data
Weighted average shares outstanding(1)	40,313,662	47,453,793	12,239,559		100,007,014
Net investment income per share (basic and diluted)	$1.98	$1.75			$1.71
Earnings per share (basic and diluted)	$0.90	$1.29			$0.98

(1)

Basic and diluted weighted average shares outstanding for Pro Forma Goldman Sachs BDC, Inc. is estimated by adding estimated share issuance to MMLC stockholders of 59,693,352 shares to weighted average shares outstanding for GSBD for the year ended December 31, 2019.

See notes to unaudited pro forma condensed consolidated financial statements.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information related to the Merger is included as of and for the six months ended June 30, 2020, and for the year ended December 31, 2019. On December 9, 2019, GSBD and MMLC entered into the Initial Merger Agreement, which was amended and restated in its entirety on June 11, 2020 by the A&R Merger Agreement. For the purposes of the pro forma condensed consolidated financial statements, the cost of the acquisition is based on the closing price of GSBD Common Stock as of August 24, 2020, adjusted to include a discount to reflect the impact of transfer restrictions applicable to the shares of GSBD Common Stock issued to MMLC stockholders pursuant to the terms of the Merger and the impact of $1.9 million in estimated transaction costs expected to be incurred by GSBD (the “Pro Forma Accounting Purchase Price”). The Pro Forma Accounting Purchase Price is approximately $863.4 million in stock consideration which is based upon a price of $15.86 per share of GSBD Common Stock as of August 24, 2020 and an implied value per share of MMLC Common Stock of $16.00. The pro forma adjustments included herein reflect the conversion of MMLC Common Stock into GSBD Common Stock using an exchange ratio of 1.1086 of a share of GSBD Common Stock, for each of the 53,844,947 shares of MMLC Common Stock outstanding as of June 30, 2020.

The Merger will be accounted for as an asset acquisition of MMLC by GSBD in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues. In applying the asset acquisition method of accounting, GSBD uses a cost approach to allocate the cost of the assets purchased against the assets being acquired. The cost of the acquisition is determined to be the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident. On a pro forma basis, the Pro Forma Accounting Purchase Price was used as a preliminary estimate of purchase price for accounting purposes. The fair value of the Merger Consideration paid by GSBD is allocated to assets acquired and liabilities assumed based on their relative fair values as of the date of acquisition and will not give rise to goodwill. Preliminary purchase accounting allocations are detailed in Note 2 “Preliminary Purchase Accounting Allocations”.

GSBD’s financial statements include its accounts and the accounts of all its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates: The preparation of the unaudited pro forma condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Many of the amounts have been rounded, and all amounts are in thousands, except share and per share amounts.

Valuation of Portfolio Investments: The valuation processes and oversight are identical for GSBD and MMLC. As BDCs, GSBD and MMLC conduct the valuation of their assets, pursuant to which their NAV is determined, consistent with GAAP and the 1940 Act. The GSBD Board and MMLC Board, with the assistance of the GSBD Audit Committee and the MMLC Audit Committee, respectively, determines the fair value of each fund’s assets within the meaning of the 1940 Act, on at least a quarterly basis, in accordance with the terms of Financial Accounting Standards Board ASC Topic 820, Fair Value Measurement and Disclosures (“ASC 820”).

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same – to estimate the price when an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instruments and their specific characteristics. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, generally will have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value. The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three-level hierarchy for fair value measurement is defined as follows:

Level 1—inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

Level 2—inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The type of financial instruments in this category includes less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3—inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately held entities and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. Each of GSBD’s and MMLC’s assessment of the significance of a particular input to the fair value measurement requires judgment and considers factors specific to the financial instrument.

With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the valuation procedures adopted by the GSBD Board and MMLC Board contemplates a multi-step valuation process each quarter, as described below:

(1)	The quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of Investment Adviser responsible for the portfolio investment;

(2)

The GSBD Board and MMLC Board also engage Independent Valuation Advisors to provide independent valuations of the investments for which market quotations are not readily available, or are readily available but deemed not reflective of the fair value of an investment. The Independent Valuation Advisors independently value such investments using quantitative and qualitative information provided by the investment professionals of the Investment Adviser as well as any market quotations obtained from independent pricing services, brokers, dealers or market dealers. The Independent Valuation Advisors also provide analyses to support their valuation methodology and calculations. The Independent Valuation Advisors provide an opinion on a final range of values on such investments to the GSBD Board or the GSBD Audit Committee or the MMLC Board or the MMLC Audit Committee. The Independent Valuation Advisors define fair value in accordance with ASC 820 and utilize valuation approaches including the market approach, the income approach or both. A portion of the portfolio is reviewed on a quarterly basis, and all investments in the portfolio for which market quotations are not readily available, or are readily available, but deemed not reflective of the fair value of an investment, are reviewed at least annually by an Independent Valuation Advisor;

(3)

The Independent Valuation Advisors’ preliminary valuations are reviewed by GSAM and the Valuation Oversight Group (“VOG”), a team that is part of the Controllers Department within the Finance Division of Goldman Sachs. The Independent Valuation Advisors’ ranges are compared to GSAM’s valuations to ensure GSAM’s valuations are reasonable. VOG presents the valuations to the Private Investment Valuation and Side Pocket Working Group of the Investment Management Division Valuation Committee, which is comprised of representatives from GSAM who are independent of the investment making decision process;

(4)	The Investment Management Division Valuation Committee ratifies fair valuations and makes recommendations to the GSBD Audit Committee or the MMLC Audit Committee;

(5)

The Audit Committee of each of the GSBD Board or the MMLC Board, as applicable, reviews valuation information provided by the Investment Management Division Valuation Committee, GSAM and the Independent Valuation Advisors. The relevant Audit Committee then assesses such valuation recommendations; and

(6)

Each of the GSBD Board and the MMLC Board discusses the valuations and, within the meaning of the 1940 Act, determines the fair value of investments in good faith, based on the input of GSAM, the Independent Valuation Advisors and the relevant Audit Committee.

Income Taxes: GSBD has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, GSBD generally will not be required to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that GSBD timely distributes to its stockholders as dividends. To maintain its RIC status, GSBD must meet specified source-of-income and asset diversification requirements and timely distribute to stockholders at least 90% of GSBD’s investment company taxable income for each year. Depending upon the level of taxable income earned in a year, GSBD may choose to carry forward taxable income for distribution in the following year and pay any applicable tax. GSBD generally will be required to pay a U.S. federal excise tax if GSBD’s distributions during a calendar year do not exceed the sum of (1) 98% of GSBD’s net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of GSBD’s capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (3) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years.

Transaction Costs: Both GSBD and MMLC incur direct transaction costs resulting from the Merger. GSBD, as the acquirer in an asset acquisition, will capitalize its transaction costs and such costs will be reflected as an adjustment to the purchase price of MMLC. MMLC will expense its transaction costs as incurred. In the event the Merger is consummated, GSAM shall reimburse each of MMLC and GSBD, in each case in an amount of up to $4.0 million for all fees and expenses incurred and payable by MMLC or on its behalf, on the one hand, and GSBD or on its behalf, on the other hand, in connection with or related to the Merger, the Merger Agreement and the related transactions (including all documented fees and expenses of counsel, accountants, experts and consultants to MMLC or the MMLC Special Committee, on the one hand, or GSBD or the GSBD Special Committee, on the other hand). See “Description of the Merger Agreement—Fees and Expenses.”

GSBD expects to incur approximately $1.9 million in estimated transaction costs net of GSAM reimbursement, which will be capitalized for the purposes of the purchase price accounting. MMLC expects to incur approximately $1.9 million in estimated transaction costs net of GSAM reimbursement.

2. PRELIMINARY PURCHASE ACCOUNTING ALLOCATIONS

The unaudited pro forma condensed consolidated financial information includes the unaudited Pro Forma Condensed Consolidated Statement of Assets and Liabilities as of June 30, 2020 assuming the Merger had been completed on June 30, 2020. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 were prepared assuming the Merger had been completed on January 1, 2019.

For purposes of the pro forma condensed consolidated financial statements, the cost of the acquisition is based on the Pro Forma Accounting Purchase Price. The Pro Forma Accounting Purchase Price is approximately $863.4 million in stock consideration which is based upon a price of $15.86 per share of GSBD Common Stock as of August 24, 2020. The unaudited Pro Forma Condensed Consolidated Statement of Assets and Liabilities reflects the issuance of 59,693,352 shares of GSBD Common Stock pursuant to the Merger Agreement.

If the closing stock price of GSBD common stock were to increase or decrease by 5%, the Pro Forma Accounting Purchase Price would be approximately $907 million and $820 million, respectively.

The Merger will be accounted for using the asset acquisition method of accounting. Accordingly, the fair value of the consideration paid by GSBD in connection with the Merger will be allocated to the assets acquired and liabilities assumed based on their relative fair values as of the date of acquisition and will not give rise to goodwill.

The Merger is expected to close in the fourth quarter of 2020. The prevailing market price of GSBD Common Stock at Closing may be different from the price of GSBD Common Stock on which we have based the Pro Forma Accounting Purchase Price. To the extent that the closing sales price of GSBD Common Stock as of immediately prior to Closing, adjusted to include a discount to reflect the impact of transfer restrictions applicable to the shares of GSBD Common Stock issued to MMLC stockholders pursuant to the terms of the Merger and the impact of estimated transaction costs expected to be incurred by GSBD (the “Accounting Purchase Price”) does not closely approximate the NAV of GSBD Common Stock at such time, the difference between the Accounting Purchase Price and the fair value of MMLC’s net assets acquired, would result in a purchase premium or discount (henceforth referred to as the “purchase premium (or discount)”). The purchase premium (or discount) will be allocated to the acquired assets and assumed liabilities of MMLC based on their relative fair values as of the Closing Date. Immediately following the Merger, GSBD will record its investments, including former MMLC investments, at their respective fair values and, as a result, the purchase premium (or discount) allocated to the cost basis of the investments acquired from MMLC will be recognized as unrealized depreciation (or appreciation). The purchase premium (or discount) allocated to the acquired MMLC investments in loans would amortize over the life of the loans through interest income with a corresponding reversal of the initial unrealized depreciation (or appreciation) on the acquired MMLC loans through their ultimate disposition. The purchase premium (or discount) allocated to the acquired MMLC investments in equity securities would not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the acquired MMLC equity securities and disposition of such equity securities at fair value, would be recognized as realized loss (or gain) with a corresponding reversal of the unrealized depreciation (or appreciation) upon disposition of such equity securities.

The following table summarizes the calculation of pro forma purchase price and adjustments to assets acquired and the liabilities assumed based on MMLC’s estimate of relative fair values:

	Goldman Sachs Middle Market Lending Corp.	Pro Forma Adjustments(1)	Pro Forma June 30, 2020
Common stock issued			$863,382

Total purchase price			863,382

Investments, at fair value	$1,675,778	$—	$1,675,778
Cash and cash equivalents	136,251	—	136,251
Deferred financing costs	2,335	(2,335)	—
Other assets	10,888	4,000	14,888

Total assets acquired	1,825,252	1,665	1,826,917
Debt	840,872	—	840,872
Other liabilities assumed (including transaction costs)	7,015	78,282	85,297

Total liabilities	847,887	78,282	926,169

Net assets acquired	$977,365	$(76,617)	$900,748

Purchase discount (2)			$(37,366)

(1)	Pro Forma adjustments are detailed in Note 3 “Preliminary Pro Forma Adjustments.”
(2)	Purchase discount is allocated to cost of investments acquired after initial recognition of cost at fair value of assets acquired, illustrated in the table below.

	Pro Forma Adjustments
	Goldman Sachs Middle Market Lending Corp. June 30, 2020	Recognition of Cost at Fair Value of Assets Acquired	Purchase Discount	Pro Forma June 30, 2020
Investments, at fair value:
Amortized Cost	$1,754,335	$(78,557)	$(37,366)	$1,638,412

Unrealized appreciation (depreciation) on investments	(78,557)	78,557	37,366	37,366

	$1,675,778			$1,675,778

3. PRELIMINARY PURCHASE ACCOUNTING ALLOCATIONS

(A) The pro forma adjustment to investments at fair value reflects the initial recognition by GSBD of MMLC investments at fair value, a decrease in cost of investments equal to the calculated pro forma purchase discount and a corresponding increase to unrealized appreciation (depreciation) on investments. The pro forma adjustment to interest and dividend income reflects the amortization of the purchase discount resulting from the purchase discount paid in the Merger allocated to the investments in loan securities acquired from MMLC over a period of five years (represents the average remaining term of loan securities acquired) and the corresponding reversal of the unrealized appreciation, described in the preceding sentence, on the loans acquired from MMLC. The adjustment assumes the estimated purchase discount calculated as of June 30, 2020 of $37.4 million equates to the purchase discount if the Merger had occurred on January 1, 2019. Based on these assumptions, Pro Forma Condensed Consolidated Statements of Operations reflect increases to interest income and corresponding reversals of unrealized appreciation.

(B) The pro forma adjustment to deferred financing costs on the Pro Forma Condensed Consolidated Statement of Assets and Liabilities reflects the elimination of $2.3 million of unamortized deferred financing costs associated with the extinguishment of MMLC’s revolving credit facility debt balance on the Pro Forma Condensed Consolidated Statement of Assets and Liabilities, which is offset by the anticipated increase in capacity and amount outstanding under the GSBD existing credit facility (the “GSBD Credit Facility”) following the consummation of the Merger, as discussed below.

In addition, the pro forma adjustment reflects approximately $3.8 million in fees and expenses to be capitalized to deferred financing costs on the Pro Forma Condensed Consolidated Statement of Assets and Liabilities and the corresponding liability to be recorded in other liabilities for the fees and expenses incurred in connection with increasing the borrowing capacity of the GSBD Credit Facility upon consummation of the Merger.

The adjustment of $1.4 million to interest and other debt expenses on the Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2020 includes (i) the elimination of unamortized deferred financing costs associated with MMLC’s revolving credit facility that will not be acquired as part of the Merger; (ii) amortization of deferred financing costs associated with the aforementioned increase of borrowing capacity to the GSBD Credit Facility; and (iii) a recalculation of the interest expense related to MMLC’s outstanding debt balance utilizing the weighted average interest rate of 2.99% as of June 30, 2020 for the GSBD Credit Facility that will remain in place following the consummation of the Merger.

The adjustment of $0.6 million to interest and other debt expenses on the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2019, includes (i) the elimination of unamortized deferred financing costs associated with MMLC’s revolving credit facility that will not be acquired as part of the Merger; (ii) amortization of deferred financing costs associated with the February 25, 2020 amendment to the GSBD Credit Facility and the aforementioned increase in capacity to the GSBD Credit Facility; (iii) amortization of debt issuance costs associated with the 2025 Notes issuance and the corresponding interest expense; and (iv) a recalculation of the interest expense related to the estimated weighted average debt outstanding of $900.0 million utilizing the weighted average interest rate of 3.64% under the amended terms for the GSBD Credit Facility that will remain in place following the consummation of the Merger.

(C) In the event the Merger is consummated, GSAM shall reimburse each of MMLC and GSBD, in each case in an amount of up to $4.0 million for all fees and expenses incurred and payable by MMLC or on its behalf, on the one hand, and GSBD or on its behalf, on the other hand, in connection with or related to the Merger, the Amended and Restated Merger Agreement and the related transactions (including all documented fees and expenses of counsel, accountants, experts and consultants to MMLC or the MMLC Special Committee, on the one hand, or GSBD or the GSBD Special Committee, on the other hand). An asset equal to the aggregate reimbursement amount of $8.0 million was added to the Pro Forma Condensed Consolidated Statement of Assets and Liabilities.

GSBD’s estimated transaction costs are $5.9 million, for which $1.0 million was capitalized for the year ended December 31, 2019 and an incremental $1.6 million was capitalized for the six months ended June 30, 2020. Transaction expenses for GSBD are included in other assets on GSBD’s Consolidated Statement of Assets and Liabilities and have been removed as the transaction costs are capitalized in the purchase price. The remaining estimated outstanding transaction costs of $3.3 million were added to the Pro Forma Condensed Consolidated Statements of Assets and Liabilities, within other liabilities. Estimated transaction costs are $ 1.9 million net of GSAM reimbursement, which have been capitalized, as well as utilized for purposes of calculating the exchange ratio.

MMLC’s estimated transaction costs are $5.9 million, for which $1.5 million was expensed for the year ended December 31, 2019 and an incremental $1.1 million was expensed for the six months ended June 30, 2020. The remaining estimated outstanding transaction costs of $3.3 million were added to the Pro Forma Condensed Consolidated Statements of Assets and Liabilities, within other liabilities. Transaction expenses for MMLC are included in other expenses on MMLC’s Consolidated Statement of Operations and have been removed from the Pro-Forma Condensed Statement of Operations as these are non-recurring expenses.

(D) In addition to the pro forma adjustment made in footnotes (B) and (C), the pro forma adjustment reflects the estimated distribution of approximately $75.0 million to MMLC stockholders relating to the pre-Closing period that the MMLC Board will declare prior to the Closing, subject to MMLC’s compliance with all applicable regulatory requirements and covenants contained in debt agreements to which MMLC is party or subject.

(E) This pro forma adjustment reflects shares of GSBD Common Stock issued to MMLC stockholders based on an exchange ratio of 1.1086 shares of GSBD Common Stock for each share of MMLC Common Stock held as of June 30, 2020. For purposes of calculating the exchange ratio, the NAV of MMLC as of June 30, 2020 was adjusted by (i) elimination of unamortized deferred financing discussed in footnote (B), (ii) estimated net transaction costs discussed in footnote (C); and (iii) the distribution to MMLC stockholders discussed in footnote (D). New shares of GSBD Common Stock issued equal the adjusted NAV per share of MMLC Common Stock of $16.73 divided by the adjusted NAV per share of GSBD Common Stock as of June 30, 2020 of $15.09. This resulted in an increase in total combined shares outstanding of 5,848,405.

(F) After the Merger, MMLC’s assets will be subject to the Second Amended and Restated Investment Management Agreement, dated June 15, 2018, by and between GSBD and GSAM (the “GSBD Investment Management Agreement”). The adjustments included in the Pro Forma Condensed Consolidated Statements of Operations are to account for differences in the calculation of management and incentive fees between the Investment Management Agreement, dated January 13, 2017, by and between MMLC and GSAM (the “MMLC Investment Management Agreement”) and the GSBD Investment Management Agreement.

In addition, the voluntary management fee waiver for GSBD has been removed from the Pro-Forma Condensed Statement of Operations as this was a non-recurring waiver.

In addition, in connection with the Merger, GSAM has agreed to waive a portion of its incentive fee for nine quarters, commencing with the quarter ending December 31, 2019 through and including the quarter ending December 31, 2021, otherwise payable by GSBD under the GSBD Investment Management Agreement, for each such quarter in an amount sufficient to ensure that GSBD’s net investment income per weighted share outstanding for such quarter is at least $0.48 per share. Because the Incentive Fee Waiver is temporary and short-term, the calculation of incentive fees presented in the Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2019 does not take into account the Incentive Fee Waiver and has been removed from the Pro-Forma Condensed Statement of Operations.

(G) In addition to the pro forma adjustment made to other expenses in footnote (C) for MMLC transaction expenses, which are included in other expenses on MMLC’s Consolidated Statement of Operations and have been removed from the Pro Forma Condensed Statement of Operations as these are non-recurring expenses, the pro forma adjustment to other expenses reflects the impact of the Merger on professional fees and general and administrative expenses representing cost savings attributable to the Merger.

Goldman Sachs BDC, Inc.

Pro Forma Condensed Consolidated Schedule of Investments

Unaudited

As of June 30, 2020

(In thousands)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
1st Lien Senior Secured Debt
3SI Security Systems, Inc.	Commercial Services & Supplies	6.75%	L + 5.75%; 1.00% Floor	6/16/2023	14,589	14,257	—	—	14,589	14,257	(1)
3SI Security Systems, Inc.	Commercial Services & Supplies	6.75%	L + 5.75%; 1.00% Floor	6/16/2023	—	—	2,218	2,171	2,218	2,171	(1)
A Place For Mom, Inc.	Diversified Consumer Services	4.75%	L + 3.75%; 1.00% Floor	8/10/2024	8,791	7,917	—	—	8,791	7,917
Accuity Delivery Systems, LLC	Health Care Providers & Services	8.32%	L + 7.00%; 1.00% Floor	6/13/2023	9,973	10,272	14,200	14,625	24,173	24,897	^ (1) (2)
Acquia, Inc.	Software	8.00%	L + 7.00%; 1.00% Floor	10/31/2025	12,138	11,962	17,865	17,606	30,003	29,568	(1) (2)
Acquia, Inc.	Software		L + 7.00%; 1.00% Floor	10/31/2025	(24)	(43)	(35)	(63)	(59)	(106)	(1) (2) (3)
Animal Supply Holdings, LLC	Distributors	11.50% PIK	L + 10.00% PIK; 1.50% Floor	2/22/2022	3,962	3,780	—	—	3,962	3,780	^^ (1) (4)
Ansira Partners, Inc.	Professional Services	7.50% PIK	L + 6.50% PIK; 1.00% Floor	12/20/2024	4,546	4,341	—	—	4,546	4,341
Ansira Partners, Inc.	Professional Services	7.51% PIK	L + 6.50% PIK; 1.00% Floor	12/20/2024	280	267	—	—	280	267
Apptio, Inc.	IT Services	8.25%	L + 7.25%; 1.00% Floor	1/10/2025	32,173	31,558	45,701	44,826	77,874	76,384	(2)
Apptio, Inc.	IT Services		L + 7.25%; 1.00% Floor	1/10/2025	(34)	(78)	(48)	(111)	(82)	(189)	(2) (3)
Associations, Inc.	Real Estate Management & Development	8.46%	L + 7.00% (incl. 3.00% PIK); 1.00% Floor	7/30/2024	13,633	13,203	19,424	18,812	33,057	32,015	(1) (2)
Associations, Inc.	Real Estate Management & Development	8.46%	L + 7.00% (incl. 3.00% PIK); 1.00% Floor	7/30/2024	2,135	2,040	3,042	2,907	5,177	4,947	(1) (2) (3)
Associations, Inc.	Real Estate Management & Development	7.46%	L + 6.00%; 1.00% Floor	7/30/2024	582	563	829	802	1,411	1,365	(1) (2)
ATX Networks Corp.	Communications Equipment	8.00%	L + 7.00% (incl. 1.00% PIK); 1.00% Floor	6/11/2021	7,237	6,381	—	—	7,237	6,381
ATX Networks Corp.	Communications Equipment	8.00%	L + 7.00% (incl. 1.00% PIK); 1.00% Floor	6/11/2021	458	406	—	—	458	406
Axiom Software	Health Care Technology			7/31/2027	—	—	—	—	—	—	(2) (3)
Axiom Software	Health Care Technology			7/31/2026	—	—	—	—	—	—	(2) (3)
Badger Sportswear, Inc.	Textiles, Apparel & Luxury Goods	6.25%	L + 5.00%; 1.00% Floor	9/11/2023	7,098	4,290	—	—	7,098	4,290
Barbri, Inc.	Diversified Consumer Services	5.33%	L + 4.25%; 1.00% Floor	12/1/2023	6,224	5,307	—	—	6,224	5,307
BJH Holdings III Corp. (dba Jack’s Family Restaurants)	Hotels, Restaurants & Leisure	6.75%	L + 5.75%; 1.00% Floor	8/19/2025	6,123	5,684	8,971	8,327	15,094	14,011	(2)
Brillio, LLC	IT Services	5.75%	L + 4.75%; 1.00% Floor	2/6/2025	4,439	4,318	6,481	6,305	10,920	10,623	(1	) (2)
Brillio, LLC	IT Services	5.75%	L + 4.75%; 1.00% Floor	2/6/2025	755	702	1,100	1,023	1,855	1,725	(1	) (2) (3)
Bullhorn, Inc.	Professional Services	6.57%	L + 5.50%; 1.00% Floor	10/1/2025	10,792	10,611	15,813	15,548	26,605	26,159	(1	) (2)
Bullhorn, Inc.	Professional Services	6.50%	L + 5.50%; 1.00% Floor	10/1/2025	538	529	788	775	1,326	1,304	(1	) (2)
Bullhorn, Inc.	Professional Services	6.57%	L + 5.50%; 1.00% Floor	10/1/2025	178	175	261	257	439	432	(1	) (2)
Bullhorn, Inc.	Professional Services	6.57%	L + 5.50%; 1.00% Floor	10/1/2025	126	114	185	167	311	281	(1	) (2) (3)
Businessolver.com, Inc.	Health Care Technology	8.50%	L + 7.50%; 1.00% Floor	5/15/2023	12,391	12,078	29,697	28,948	42,088	41,026	(1	) (2)
Businessolver.com, Inc.	Health Care Technology	8.50%	L + 7.50%; 1.00% Floor	5/15/2023	10,971	10,756	—	—	10,971	10,756	(1	) (2)
Businessolver.com, Inc.	Health Care Technology	8.50%	L + 7.50%; 1.00% Floor	5/15/2023	1,857	1,812	4,450	4,342	6,307	6,154	(1	) (2)
Businessolver.com, Inc.	Health Care Technology		L + 7.50%; 1.00% Floor	5/15/2023	(18)	(59)	(44)	(141)	(62)	(200)	(1	) (2) (3)
CFS Management, LLC (dba Center for Sight Management)	Health Care Providers & Services	7.34%	L + 5.75%; 1.00% Floor	7/1/2024	4,733	4,535	6,899	6,609	11,632	11,144	(1	) (2)
CFS Management, LLC (dba Center for Sight Management)	Health Care Providers & Services		L + 5.75%; 1.00% Floor	7/1/2024	(12)	(71)	(17)	(103)	(29)	(174)	(1	) (2) (3)
Chronicle Bidco Inc. (dba Lexitas)	Professional Services	6.75%	L + 5.75%; 1.00% Floor	11/14/2025	6,838	6,739	10,061	9,915	16,899	16,654	(1	) (2)
Chronicle Bidco Inc. (dba Lexitas)	Professional Services	6.75%	L + 5.75%; 1.00% Floor	11/14/2025	1,538	1,484	2,265	2,186	3,803	3,670	(1	) (2) (3)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
Chronicle Bidco Inc. (dba Lexitas)	Professional Services		L + 5.75%; 1.00% Floor	11/14/2025	(16)	(29)	(23)	(42)	(39)	(71)	(1) (2) (3)
Collaborative Imaging, LLC (dba Texas Radiology Associates)	Health Care Providers & Services	7.50%	L + 6.50%; 1.00% Floor	3/28/2025	8,801	8,611	12,559	12,287	21,360	20,898	^^^ (1) (2)
Collaborative Imaging, LLC (dba Texas Radiology Associates)	Health Care Providers & Services	7.50%	L + 6.50%; 1.00% Floor	3/28/2025	6,514	6,387	9,544	9,359	16,058	15,746	^^^ (1) (2)
ConnectWise, LLC	IT Services	7.07%	L + 6.00%; 1.00% Floor	2/28/2025	13,254	12,992	19,497	19,112	32,751	32,104	(1) (2)
ConnectWise, LLC	IT Services		L + 6.00%; 1.00% Floor	2/28/2025	(18)	(39)	(27)	(57)	(45)	(96)	(1) (2) (3)
Convene 237 Park Avenue, LLC (dba Convene)	Real Estate Management & Development	9.09%	L + 7.50%; 1.50% Floor	8/30/2024	20,834	18,020	30,465	26,350	51,299	44,370	(1) (2)
Convene 237 Park Avenue, LLC (dba Convene)	Real Estate Management & Development	9.13%	L + 7.50%; 1.50% Floor	8/30/2024	6,137	5,287	8,999	7,752	15,136	13,039	(1) (2)
CorePower Yoga LLC	Diversified Consumer Services	5.61%	L + 4.75%	5/14/2025	9,790	8,923	14,585	13,293	24,375	22,216	(2)
CorePower Yoga LLC	Diversified Consumer Services		L + 4.75%	5/14/2025	(2)	(16)	(3)	(24)	(5)	(40)	(2) (3)
CorePower Yoga LLC	Diversified Consumer Services		L + 4.75%	5/14/2025	(8)	(68)	(12)	(101)	(20)	(169)	(2) (3)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services	6.32%	L + 5.25%; 1.00% Floor	10/3/2025	12,138	10,806	17,915	15,949	30,053	26,755	(2)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services	6.32%	L + 5.25%; 1.00% Floor	10/3/2025	516	421	761	621	1,277	1,042	(2) (3)
DDS USA Holding, Inc.	Health Care Equipment & Supplies	6.25%	L + 5.25%; 1.00% Floor	6/30/2022	3,775	3,672	5,362	5,216	9,137	8,888	(1) (2)
DDS USA Holding, Inc.	Health Care Equipment & Supplies	6.25%	L + 5.25%; 1.00% Floor	6/30/2022	3,568	3,471	5,069	4,931	8,637	8,402	(1) (2)
DDS USA Holding, Inc.	Health Care Equipment & Supplies	6.25%	L + 5.25%; 1.00% Floor	6/30/2022	1,076	1,047	1,529	1,487	2,605	2,534	(1) (2)
Diligent Corporation	Professional Services	6.50%	L + 5.50%; 1.00% Floor	4/14/2022	18,320	17,768	26,105	25,320	44,425	43,088	(1) (2)
Diligent Corporation	Professional Services	6.50%	L + 5.50%; 1.00% Floor	4/14/2022	3,785	3,783	5,396	5,392	9,181	9,175	(1) (2)
Diligent Corporation	Professional Services	6.50%	L + 5.50%; 1.00% Floor	4/14/2022	1,457	1,457	2,078	2,077	3,535	3,534	(1) (2)
Diligent Corporation	Professional Services	6.50%	L + 5.50%; 1.00% Floor	4/14/2022	1,127	1,134	1,561	1,571	2,688	2,705	(1) (2) (3)
Diligent Corporation	Professional Services	6.57%	L + 5.50%; 1.00% Floor	4/14/2022	500	500	717	717	1,217	1,217	(1) (2)
Diligent Corporation	Professional Services	6.50%	L + 5.50%; 1.00% Floor	4/14/2022	242	242	347	347	589	589	(1) (2)
Diligent Corporation	Professional Services		L + 5.50%; 1.00% Floor	4/14/2022	(29)	(32)	(42)	(46)	(71)	(78)	(1) (2) (3)
DocuTAP, Inc.	Health Care Technology	6.50%	L + 5.50%; 1.00% Floor	5/12/2025	23,468	23,254	34,156	33,843	57,624	57,097	(1) (2)
E2open, LLC	Software	6.75%	L + 5.75%; 1.00% Floor	11/26/2024	16,041	15,692	23,914	23,394	39,955	39,086	(1) (2)
Elemica Parent, Inc.	Chemicals	5.81%	L + 5.50%	9/18/2025	2,827	2,682	4,142	3,929	6,969	6,611	(1) (2)
Elemica Parent, Inc.	Chemicals	5.98%	L + 5.50%	9/18/2025	270	251	391	363	661	614	(1) (2) (3)
Elemica Parent, Inc.	Chemicals		L + 5.50%	9/18/2025	(6)	(41)	(9)	(60)	(15)	(101)	(1) (2) (3)
Empirix, Inc.	Diversified Telecommunication Services	7.25%	L + 6.25%; 1.00% Floor	9/25/2024	21,686	20,768	30,924	29,615	52,610	50,383	(1) (2)
Empirix, Inc.	Diversified Telecommunication Services		L + 6.25%; 1.00% Floor	9/25/2023	(15)	(71)	(21)	(99)	(36)	(170)	(1) (2) (3)
Eptam Plastics, Ltd.	Health Care Equipment & Supplies	6.50%	L + 5.50%; 1.00% Floor	12/6/2025	4,230	4,160	6,259	6,156	10,489	10,316	(1) (2)
Eptam Plastics, Ltd.	Health Care Equipment & Supplies	6.50%	L + 5.50%; 1.00% Floor	12/6/2025	902	887	1,335	1,313	2,237	2,200	(1) (2)
Eptam Plastics, Ltd.	Health Care Equipment & Supplies		L + 5.50%; 1.00% Floor	12/6/2025	(12)	(55)	(18)	(81)	(30)	(136)	(1) (2) (3)
Fenergo Finance 3 Limited	Diversified Financial Services	7.00%	L + 6.00%; 1.00% Floor	9/5/2024	20,417	19,648	29,019	27,927	49,436	47,575	(1) (2) (5)
Fenergo Finance 3 Limited	Diversified Financial Services		L + 6.00%; 1.00% Floor	9/5/2024	(15)	(21)	(21)	(29)	(36)	(50)	(1) (2) (3) (5)
Fenergo Finance 3 Limited	Diversified Financial Services		L + 6.00%; 1.00% Floor	9/5/2024	(22)	(29)	(32)	(43)	(54)	(72)	(1) (2) (3) (5)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure		L + 5.50%; 1.00% Floor	8/21/2023	—	(1)	—	(5)	—	(6)	(1) (3)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	6.50%	L + 5.50%; 1.00% Floor	8/21/2023	—	—	3,978	3,797	3,978	3,797	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	6.50%	L + 5.50%; 1.00% Floor	8/21/2023	—	—	2,991	2,855	2,991	2,855	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	6.50%	L + 5.50%; 1.00% Floor	8/21/2023	—	—	2,976	2,840	2,976	2,840	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	6.50%	L + 5.50%; 1.00% Floor	8/21/2023	4,345	4,178	11,142	10,713	15,487	14,891	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	6.50%	L + 5.50%; 1.00% Floor	8/21/2023	869	835	2,227	2,141	3,096	2,976	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	6.50%	L + 5.50%; 1.00% Floor	8/21/2023	549	528	1,408	1,353	1,957	1,881	(1)
FWR Holding Corporation (dba First Watch Restaurants)	Hotels, Restaurants & Leisure	7.10%	L + 5.50%; 1.00% Floor	8/21/2023	300	278	770	712	1,070	990	(1) (3)
Gastro Health Holdco, LLC	Health Care Providers & Services	7.05%	L + 6.00%; 1.00% Floor	9/4/2024	9,559	9,218	13,624	13,139	23,183	22,357	(1) (2)
Gastro Health Holdco, LLC	Health Care Providers & Services	7.00%	L + 6.00%; 1.00% Floor	9/4/2024	4,981	4,805	7,032	6,784	12,013	11,589	(1) (2)
Gastro Health Holdco, LLC	Health Care Providers & Services	7.01%	L + 6.00%; 1.00% Floor	9/4/2024	4,791	4,612	6,813	6,558	11,604	11,170	(1) (2)
Gastro Health Holdco, LLC	Health Care Providers & Services		L + 6.00%; 1.00% Floor	9/4/2023	(26)	(100)	(37)	(145)	(63)	(245)	(1) (2) (3)
GH Holding Company (dba Grace Hill)	Real Estate Management & Development	4.68%	L + 4.50%	2/28/2023	7,310	7,148	—	—	7,310	7,148	(1)
GI Revelation Acquisition LLC (dba Consilio)	IT Services	5.18%	L + 5.00%	4/16/2025	4,641	4,231	—	—	4,641	4,231
GK Holdings, Inc. (dba Global Knowledge)	IT Services	9.00%	L + 8.00%; 1.00% Floor	1/20/2021	8,498	5,741	—	—	8,498	5,741
GlobalTranz Enterprises, Inc.	Road & Rail	5.18%	L + 5.00%	5/15/2026	7,509	5,885	11,188	8,768	18,697	14,653	(2)
Governmentjobs.com, Inc. (dba NeoGov)	Software	7.50%	L + 6.50%; 1.00% Floor	2/5/2026	17,958	17,939	28,601	28,570	46,559	46,509	(1) (2)
Governmentjobs.com, Inc. (dba NeoGov)	Software	7.50%	L + 6.50%; 1.00% Floor	2/5/2026	137	134	219	214	356	348	(1) (2) (3)
Granicus, Inc.	Software	5.75%	L + 4.75%; 1.00% Floor	9/7/2022	9,829	9,846	14,392	14,417	24,221	24,263	(1) (2)
Halo Branded Solutions, Inc.	Commercial Services & Supplies	5.50%	L + 4.50%; 1.00% Floor	6/30/2025	6,407	5,274	—	—	6,407	5,274
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)	Hotels, Restaurants & Leisure	7.75%	L + 6.75%; 1.00% Floor	7/9/2025	22,857	21,189	34,053	31,568	56,910	52,757	(1) (2)
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)	Hotels, Restaurants & Leisure	7.75%	L + 6.75%; 1.00% Floor	7/9/2025	588	452	876	673	1,464	1,125	(1) (2) (3)
Hygiena Borrower LLC	Life Sciences Tools & Services	5.02%	L + 4.00%; 1.00% Floor	8/26/2022	12,230	11,687	5,178	4,960	17,408	16,647
Hygiena Borrower LLC	Life Sciences Tools & Services		L + 4.00%; 1.00% Floor	8/26/2022	(9)	(66)	(4)	(28)	(13)	(94)	(3)
iCIMS, Inc.	Software	7.50%	L + 6.50%; 1.00% Floor	9/12/2024	29,447	28,774	41,956	40,997	71,403	69,771	(2)
iCIMS, Inc.	Software	7.50%	L + 6.50%; 1.00% Floor	9/12/2024	5,414	5,299	7,714	7,550	13,128	12,849	(2)
iCIMS, Inc.	Software		L + 6.50%; 1.00% Floor	9/12/2024	(26)	(70)	(38)	(100)	(64)	(170)	(2) (3)
Infinity Sales Group	Media	11.50%	L + 10.50%; 1.00% Floor	11/23/2022	25,579	26,154	—	—	25,579	26,154	(1)
Instructure Holdings	Diversified Consumer Services	8.00%	L + 7.00%; 1.00% Floor	3/24/2026	25,488	25,476	38,222	38,205	63,710	63,681	(1) (2)
Instructure Holdings	Diversified Consumer Services		L + 7.00%; 1.00% Floor	3/24/2026	(24)	(25)	(36)	(38)	(60)	(63)	(1) (2) (3)
Integral Ad Science, Inc.	Interactive Media & Services	8.25%	L + 7.25% (incl. 1.25% PIK); 1.00% Floor	7/19/2024	25,445	24,783	36,257	35,314	61,702	60,097	(1) (2)
Integral Ad Science, Inc.	Interactive Media & Services		L + 6.00%; 1.00% Floor	7/19/2023	(22)	(73)	(32)	(103)	(54)	(176)	(1) (2) (3)
Internet Truckstop Group, LLC (dba Truckstop)	Transportation Infrastructure	6.50%	L + 5.50%; 1.00% Floor	4/2/2025	21,641	21,379	31,550	31,168	53,191	52,547	(1) (2)
Internet Truckstop Group, LLC (dba Truckstop)	Transportation Infrastructure		L + 5.50%; 1.00% Floor	4/2/2025	(36)	(58)	(52)	(85)	(88)	(143)	(1) (2) (3)
Iracore International Holdings, Inc.	Energy Equipment & Services	10.00%	L + 9.00%; 1.00% Floor	4/12/2021	2,917	2,910	—	—	2,917	2,910	^ (1)
Jill Acquisition LLC (dba J. Jill)	Specialty Retail	6.00%	L + 5.00%; 1.00% Floor	5/8/2022	6,642	3,930	—	—	6,642	3,930
Kawa Solar Holdings Limited	Construction & Engineering			9/30/2020	3,603	3,212	—	—	3,603	3,212	^ (1) (5) (6)
Kawa Solar Holdings Limited	Construction & Engineering			9/30/2020	2,683	—	—	—	2,683	—	^ (1) (5) (6)
Lithium Technologies, Inc.	Interactive Media & Services	9.00%	L + 8.00%; 1.00% Floor	10/3/2022	38,469	37,115	49,409	47,670	87,878	84,785	(1) (2)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
Lithium Technologies, Inc.	Interactive Media & Services	9.21%	L + 8.00%; 1.00% Floor	10/3/2022	1,311	1,215	1,684	1,560	2,995	2,775	(1) (2) (3)
Mailgun Technologies, Inc.	Interactive Media & Services	6.58%	L + 5.50%; 1.00% Floor	3/26/2025	15,552	15,263	22,668	22,247	38,220	37,510	(1) (2)
Mailgun Technologies, Inc.	Interactive Media & Services		L + 5.50%; 1.00% Floor	3/26/2025	—	(35)	—	(51)	—	(86)	(1) (2) (3)
Mervin Manufacturing, Inc.	Leisure Products	8.50%	L + 7.50%; 1.00% Floor	9/30/2022	10,858	10,262	—	—	10,858	10,262	(1)
Midwest Transport, Inc.	Road & Rail	8.07%	L + 7.00%; 1.00% Floor	10/2/2023	11,508	11,560	16,401	16,475	27,909	28,035	(1) (2)
MMIT Holdings, LLC (dba Managed Markets Insight & Technology)	Health Care Technology	6.50%	L + 5.50%; 1.00% Floor	11/15/2024	20,279	20,196	29,109	28,990	49,388	49,186	(1) (2)
MMIT Holdings, LLC (dba Managed Markets Insight & Technology)	Health Care Technology	6.50%	L + 5.50%; 1.00% Floor	11/15/2024	2,630	2,614	3,733	3,711	6,363	6,325	(1) (2) (3)
MRI Software LLC	Real Estate Management & Development	6.57%	L + 5.50%; 1.00% Floor	2/10/2026	8,467	8,117	13,484	12,928	21,951	21,045
MRI Software LLC	Real Estate Management & Development		L + 5.50%; 1.00% Floor	2/10/2026	(6)	(31)	(9)	(50)	(15)	(81)	(3)
MRI Software LLC	Real Estate Management & Development		L + 5.50%; 1.00% Floor	2/10/2026	(6)	(32)	(10)	(51)	(16)	(83)	(3)
Netvoyage Corporation (dba NetDocuments)	Software	8.83%	L + 7.75%; 1.00% Floor	3/22/2024	8,369	8,153	7,802	7,601	16,171	15,754	(1) (2)
Netvoyage Corporation (dba NetDocuments)	Software	8.83%	L + 7.75%; 1.00% Floor	3/22/2024	3,901	3,821	5,851	5,732	9,752	9,553	(1) (2)
Netvoyage Corporation (dba NetDocuments)	Software	8.83%	L + 7.75%; 1.00% Floor	3/24/2022	785	769	867	849	1,652	1,618	(1) (2)
Netvoyage Corporation (dba NetDocuments)	Software		L + 7.75%; 1.00% Floor	3/24/2022	(5)	(25)	(4)	(23)	(9)	(48)	(1) (2) (3)
Output Services Group, Inc.	Diversified Consumer Services	5.50%	L + 4.50%; 1.00% Floor	3/27/2024	3,910	2,745	—	—	3,910	2,745
Pharmalogic Holdings Corp.	Health Care Equipment & Supplies	4.18%	L + 4.00%	6/11/2023	3,217	3,021	—	—	3,217	3,021	(1)
Pharmalogic Holdings Corp.	Health Care Equipment & Supplies	4.18%	L + 4.00%	6/11/2023	1,748	1,641	—	—	1,748	1,641	(1)
Pharmalogic Holdings Corp.	Health Care Equipment & Supplies	4.18%	L + 4.00%	6/11/2023	1,714	1,613	—	—	1,714	1,613	(1)
Pharmalogic Holdings Corp.	Health Care Equipment & Supplies	4.18%	L + 4.00%	6/11/2023	924	867	—	—	924	867	(1)
Picture Head Midco LLC	Entertainment	7.75%	L + 6.75%; 1.00% Floor	8/31/2023	18,176	16,686	27,068	24,857	45,244	41,543	(1) (2)
PlanSource Holdings, Inc.	Health Care Technology	7.95%	L + 6.25%; 1.00% Floor	4/22/2025	22,398	21,926	33,371	32,667	55,769	54,593	(1) (2)
PlanSource Holdings, Inc.	Health Care Technology		L + 6.25%; 1.00% Floor	4/22/2025	(51)	(118)	(75)	(176)	(126)	(294)	(1) (2) (3)
Power Stop, LLC	Auto Components	4.93%	L + 4.75%	10/19/2025	7,471	6,737	10,715	9,663	18,186	16,400	(2)
Premier Imaging, LLC (dba Lucid Health)	Health Care Providers & Services	6.75%	L + 5.75%; 1.00% Floor	1/2/2025	11,553	11,155	16,938	16,355	28,491	27,510	(1) (2)
Professional Physical Therapy	Health Care Providers & Services	7.88%	L + 6.75% (incl. 0.75% PIK); 1.00% Floor	12/16/2022	5,271	5,025	—	—	5,271	5,025	(1)
PT Intermediate Holdings III, LLC (dba Parts Town)	Trading Companies & Distributors	6.50%	L + 5.50%; 1.00% Floor	10/15/2025	11,648	10,414	17,155	15,338	28,803	25,752	(2)
Riverpoint Medical, LLC	Health Care Equipment & Supplies	5.75%	L + 4.75%; 1.00% Floor	6/21/2025	8,914	8,371	13,281	12,471	22,195	20,842	(1) (2)
Riverpoint Medical, LLC	Health Care Equipment & Supplies		L + 4.75%; 1.00% Floor	6/21/2025	(7)	(107)	(10)	(159)	(17)	(266)	(1) (2) (3)
Selectquote, Inc.	Insurance	7.01%	L + 6.00%; 1.00% Floor	11/5/2024	8,037	8,182	11,868	12,082	19,905	20,264	(2)
SF Home Décor, LLC (dba SureFit Home Décor)	Household Products	10.75%	L + 9.75%; 1.00% Floor	7/13/2022	18,387	16,899	23,199	21,322	41,586	38,221	(1) (2)
Shopatron, LLC (dba Kibo)	Internet & Direct Marketing Retail	9.08%	L + 8.00%; 1.00% Floor	12/18/2020	5,931	5,891	8,827	8,768	14,758	14,659	(1) (2)
Shopatron, LLC (dba Kibo)	Internet & Direct Marketing Retail	9.08%	L + 8.00%; 1.00% Floor	12/18/2020	1,840	1,816	2,738	2,702	4,578	4,518	(1) (2) (4)
SMS Systems Maintenance Services, Inc.	IT Services	6.00%	L + 5.00%; 1.00% Floor	10/30/2023	3,239	2,474	—	—	3,239	2,474
SPay, Inc. (dba Stack Sports)	Interactive Media & Services	8.82%	L + 7.75% (incl. 2.00% PIK); 1.00% Floor	6/17/2024	10,304	9,196	14,706	13,124	25,010	22,320	(1) (2)
SPay, Inc. (dba Stack Sports)	Interactive Media & Services	8.84%	L + 7.75% (incl. 2.00% PIK); 1.00% Floor	6/17/2024	750	669	1,072	956	1,822	1,625	(1) (2)
SPay, Inc. (dba Stack Sports)	Interactive Media & Services	8.97%	L + 7.75% (incl. 2.00% PIK); 1.00% Floor	6/17/2024	379	336	540	478	919	814	(1) (2)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	Health Care Providers & Services	6.50%	L + 5.50%; 1.00% Floor	8/15/2025	10,734	10,306	15,645	15,022	26,379	25,328	(1) (2)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	Health Care Providers & Services		L + 5.50%; 1.00% Floor	8/15/2025	(24)	(97)	(35)	(142)	(59)	(239)	(1) (2) (3)
Tronair Parent Inc.	Air Freight & Logistics	5.75%	L + 4.75%; 1.00% Floor	9/8/2023	6,704	4,986	—	—	6,704	4,986
U.S. Acute Care Solutions, LLC	Health Care Providers & Services	7.07%	L + 6.00%; 1.00% Floor	5/17/2021	6,258	5,520	—	—	6,258	5,520
US Med Acquisition, Inc.	Health Care Equipment & Supplies	10.00%	L + 9.00%; 1.00% Floor	8/13/2021	29,350	28,825	—	—	29,350	28,825	(1)
Viant Medical Holdings, Inc.	Health Care Equipment & Supplies	7.25%	L + 6.25%; 1.00% Floor	7/2/2025	12,725	11,890	18,728	17,500	31,453	29,390	(2)
Villa Bidco Inc (dba Authority Brands)	Diversified Consumer Services	6.75%	L + 5.75%; 1.00% Floor	3/21/2025	10,528	10,516	15,788	15,770	26,316	26,286	(1) (2)
Villa Bidco Inc (dba Authority Brands)	Diversified Consumer Services	8.00%	P + 4.75%	3/21/2025	220	219	330	329	550	548	(1) (2) (3)
VRC Companies, LLC (dba Vital Records Control)	Commercial Services & Supplies	7.50%	L + 6.50%; 1.00% Floor	3/31/2023	18,428	18,458	9,887	9,876	28,315	28,334	(1)
VRC Companies, LLC (dba Vital Records Control)	Commercial Services & Supplies		L + 6.50%; 1.00% Floor	3/31/2022	(7)	(7)	(1)	(2)	(8)	(9)	(1) (3)
WebPT, Inc.	Health Care Technology	7.75%	L + 6.75%; 1.00% Floor	8/28/2024	10,017	9,759	14,677	14,299	24,694	24,058	(1) (2)
WebPT, Inc.	Health Care Technology	7.75%	L + 6.75%; 1.00% Floor	8/28/2024	1,044	1,017	1,529	1,489	2,573	2,506	(1) (2)
WebPT, Inc.	Health Care Technology		L + 6.75%; 1.00% Floor	8/28/2024	(11)	(54)	(16)	(79)	(27)	(133)	(1) (2) (3)
Wine.com, LLC	Beverages	8.00%	L + 7.00%; 1.00% Floor	11/14/2024	6,300	6,384	8,860	8,978	15,160	15,362	(1) (2)
Wolfpack IP Co. (dba Lone Wolf Technologies)	Real Estate Management & Development	7.50%	L + 6.50%; 1.00% Floor	6/13/2025	31,151	31,060	46,410	46,275	77,561	77,335	(1) (2) (5)
Wolfpack IP Co. (dba Lone Wolf Technologies)	Real Estate Management & Development		L + 6.50%; 1.00% Floor	6/13/2025	(53)	(63)	(78)	(94)	(131)	(157)	(1) (2) (3) (5)
WorkForce Software, LLC	Software	7.50%	L + 6.50%; 1.00% Floor	7/31/2025	8,604	8,275	12,541	12,062	21,145	20,337	(1) (2)
WorkForce Software, LLC	Software		L + 6.50%; 1.00% Floor	7/31/2025	(13)	(42)	(19)	(62)	(32)	(104)	(1) (2) (3)
Wrike, Inc.	Professional Services	7.83%	L + 6.75%; 1.00% Floor	12/31/2024	22,323	22,023	31,719	31,292	54,042	53,315	(2)
Wrike, Inc.	Professional Services		L + 6.75%; 1.00% Floor	12/31/2024	(24)	(48)	(35)	(69)	(59)	(117)	(2) (3)
Xactly Corporation	IT Services	8.25%	L + 7.25%; 1.00% Floor	7/29/2022	26,893	26,630	34,493	34,155	61,386	60,785	(1) (2)
Xactly Corporation	IT Services		L + 7.25%; 1.00% Floor	7/29/2022	(14)	(34)	(18)	(44)	(32)	(78)	(1) (2) (3)
Yasso, Inc.	Food Products	8.82%	L + 7.75%; 1.00% Floor	3/23/2022	7,919	7,983	7,310	7,369	15,229	15,352	(1) (2)

TOTAL FIRST LIEN SENIOR SECURED					1,135,533	1,080,703	1,335,588	1,288,224	2,471,121	2,368,927

1st Lien/Last-Out Unitranche
Doxim, Inc.	Diversified Financial Services	7.00%	L + 6.00%; 1.00% Floor	2/28/2024	11,641	11,454	26,705	26,276	38,346	37,730	(1) (2)
Doxim, Inc.	Diversified Financial Services	7.00%	L + 6.00%; 1.00% Floor	2/28/2024	611	601	21,901	21,537	22,512	22,138	(1) (2)
RugsUSA, LLC	Household Products	7.50%	L + 6.50%; 1.00% Floor	4/30/2023	5,804	5,694	8,279	8,122	14,083	13,816	(1) (2)
Smarsh, Inc.	Interactive Media & Services	8.88%	L + 7.88%; 1.00% Floor	3/31/2021	17,178	17,030	43,819	43,482	60,997	60,512	(1) (2)

TOTAL FIRST LIEN/LAST-OUT UNITRANCHE(7)					35,234	34,779	100,704	99,417	135,938	134,196

2nd Lien Senior Secured Debt
American Dental Partners, Inc.	Health Care Providers & Services	9.50%	L + 8.50%; 1.00% Floor	9/25/2023	5,654	5,164	5,256	4,799	10,910	9,963	(1) (2)
Bolttech Mannings, Inc.	Commercial Services & Supplies	8.35%	L + 8.00% PIK	11/20/2022	12,526	12,496	—	—	12,526	12,496	^^ (1)
Chase Industries, Inc. (dba Senneca Holdings)	Building Products		11.00% PIK	5/11/2026	—	—	11,847	—	11,847	—	(1) (2) (8)
Chase Industries, Inc. (dba Senneca Holdings)	Building Products	10.00% PIK	10.00% PIK	11/11/2025	—	—	10,702	9,842	10,702	9,842	(1) (2)
ERC Finance, LLC (dba Eating Recovery Center)	Health Care Providers & Services	9.22%	L + 8.22%; 1.00% Floor	9/22/2025	19,472	19,107	24,978	24,511	44,450	43,618	(1) (2)
Genesis Acquisition Co. (dba ProCare Software)	Diversified Financial Services	8.95%	L + 7.50%	7/31/2025	6,862	6,317	9,803	9,025	16,665	15,342	(1) (2)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
Genesis Acquisition Co. (dba ProCare Software)	Diversified Financial Services	7.67%	L + 7.50%	7/31/2025	1,762	1,624	2,445	2,256	4,207	3,880	(1) (2)
GK Holdings, Inc. (dba Global Knowledge)	IT Services		L + 12.25%; 1.00% Floor	1/20/2022	2,977	1,770	—	—	2,977	1,770	(8)
Hygiena Borrower LLC	Life Sciences Tools & Services	8.75%	L + 7.75%; 1.00% Floor	8/26/2023	1,835	1,776	2,615	2,531	4,450	4,307	(1)
Hygiena Borrower LLC	Life Sciences Tools & Services	8.75%	L + 7.75%; 1.00% Floor	8/26/2023	96	93	137	133	233	226	(1)
ICP Industrial, Inc.	Chemicals	9.25%	L + 8.25%; 1.00% Floor	5/3/2024	20,061	19,635	28,420	27,816	48,481	47,451	(1) (2)
IHS Intermediate Inc. (dba Interactive Health Solutions)	Health Care Providers & Services		L + 8.25%; 1.00% Floor	7/20/2022	9,902	—	—	—	9,902	—	(1) (8)
Intelligent Medical Objects, Inc.	Health Care Technology	9.50%	L + 8.50%; 1.00% Floor	12/22/2024	—	—	21,495	21,024	21,495	21,024	(1) (2)
Market Track, LLC	Media	8.75%	L + 7.75%; 1.00% Floor	6/5/2025	21,732	20,757	19,578	18,700	41,310	39,457	(1) (2)
MPI Engineered Technologies, LLC	Auto Components	12.00% PIK	12.00% PIK	7/15/2025	13,177	11,662	—	—	13,177	11,662	(1)
MPI Products LLC	Auto Components			7/15/2025	—	—	—	—	—	—	(1) (6)
National Spine and Pain Centers, LLC	Health Care Providers & Services	9.25%	L + 8.25%; 1.00% Floor	12/2/2024	18,712	17,763	17,047	16,182	35,759	33,945	(1) (2)
Odyssey Logistics & Technology Corporation	Road & Rail	9.07%	L + 8.00%; 1.00% Floor	10/12/2025	18,404	14,978	26,174	21,301	44,578	36,279	(2)
SMB Shipping Logistics, LLC (dba Worldwide Express)	Air Freight & Logistics	9.00%	L + 8.00%; 1.00% Floor	2/3/2025	41,151	38,750	24,690	23,250	65,841	62,000	(1) (2)
Spectrum Plastics Group, Inc.	Containers & Packaging	8.07%	L + 7.00%	1/31/2026	6,224	4,686	6,254	4,708	12,478	9,394	(2)
USRP Holdings, Inc. (dba U.S. Retirement Partners)	Insurance	9.75%	L + 8.75%; 1.00% Floor	9/29/2025	—	—	9,606	9,021	9,606	9,021	(1) (2)
USRP Holdings, Inc. (dba U.S. Retirement Partners)	Insurance	9.83%	L + 8.75%; 1.00% Floor	9/29/2025	—	—	1,569	1,473	1,569	1,473	(1) (2)
Xcellence, Inc. (dba Xact Data Discovery)	IT Services	9.75%	L + 8.75%; 1.00% Floor	6/22/2024	—	—	25,616	24,273	25,616	24,273	(1) (2)
YI, LLC (dba Young Innovations)	Health Care Equipment & Supplies	8.82%	L + 7.75%; 1.00% Floor	11/7/2025	14,893	13,293	21,122	18,853	36,015	32,146	(1) (2)
Zep Inc.	Chemicals	9.32%	L + 8.25%; 1.00% Floor	8/11/2025	23,364	15,470	29,942	19,825	53,306	35,295	(2)

TOTAL SECOND LIEN					238,804	205,341	299,296	259,523	538,100	464,864

Unsecured Debt
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies)	Aerospace & Defense	12.00% PIK		3/6/2021	4,327	4,327	—	—	4,327	4,327	^ (1)
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies)	Aerospace & Defense	12.00% PIK		3/6/2021	1,888	1,888	—	—	1,888	1,888	^ (1)
Conergy Asia & ME Pte. LTD.	Construction & Engineering			6/30/2021	1,073	991	—	—	1,073	991	^ (1) (5) (6)

TOTAL UNSECURED DEBT					7,288	7,206	—	—	7,288	7,206

Preferred Stock
Accuity Delivery Systems, LLC	Health Care Providers & Services				3,200	6,080	4,500	8,550	7,700	14,630	^ (1) (2) (6) (9)
Animal Supply Holdings, LLC	Distributors				25,000	22,693	—	—	25,000	22,693	^^ (1) (6) (9)
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies)	Aerospace & Defense				10,186	26,955	—	—	10,186	26,955	^ (1) (6) (9)
Conergy Asia Holdings, Ltd.	Construction & Engineering				600	—	—	—	600	—	^ (1) (5) (6) (9)
Kawa Solar Holdings Limited	Construction & Engineering	8.00% PIK			778	—	—	—	778	—	^ (1) (5) (8) (9)
Wine.com, LLC	Beverages				1,900	4,103	2,700	5,831	4,600	9,934	(1) (2) (6) (9)

TOTAL PREFERRED STOCK					41,664	59,831	7,200	14,381	48,864	74,212

Common Stock
Animal Supply Holdings, LLC	Distributors				29,230	—	—	—	29,230	—	^^ (1) (6) (9)
Bolttech Mannings, Inc.	Commercial Services & Supplies				14,885	7,441	—	—	14,885	7,441	^^ (1) (6) (9)
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies)	Aerospace & Defense				2,393	11,013	—	—	2,393	11,013	^ (1) (6) (9)
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates)—Class B	Health Care Providers & Services				1,141	1,450	1,580	2,007	2,721	3,457	^^^ (1) (2) (9)
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates)—Performance Units	Health Care Providers & Services				159	289	220	399	379	688	^^^ (1) (2) (5) (6) (9)

					Actual		Actual
					Goldman Sachs BDC, Inc.		Goldman Sachs Middle Market Lending Corp.		Pro Forma Combined
Investment*	Industry	Interest Rate(+)	Reference Rate and Spread(+)	Maturity Date	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Footnotes
Conergy Asia Holdings, Ltd.	Construction & Engineering				4,700	—	—	—	4,700	—	^ (1) (5) (6) (9)
Country Fresh Holding Company Inc.	Food Products				839	152	1,053	191	1,892	343	(1) (2) (6) (9)
Elah Holdings, Inc.	Capital Markets				2,234	2,233	3,163	3,163	5,397	5,396	^ (1) (2) (6) (9)
Iracore International Holdings, Inc.	Energy Equipment & Services				7,003	7,834	—	—	7,003	7,834	^ (1) (6) (9)
Kawa Solar Holdings Limited	Construction & Engineering				—	—	—	—	—	—	^ (1) (5) (6) (9)
National Spine and Pain Centers, LLC	Health Care Providers & Services				600	29	500	25	1,100	54	(1) (2) (6) (9)
Prairie Provident Resources, Inc.	Oil, Gas & Consumable Fuels				9,237	40	—	—	9,237	40	^^^ (5) (6)
Wrike, Inc.	Professional Services				2,165	5,610	3,075	7,969	5,240	13,579	(1) (2) (6) (9)
Yasso, Inc.	Food Products				850	516	790	479	1,640	995	(1) (2) (6) (9)

TOTAL COMMON STOCK					75,436	36,607	10,381	14,233	85,817	50,840
KDOR Holdings Inc. (dba Senneca Holdings)	Building Products				—	—	1,036	—	1,036	—	(1) (2) (9)
KDOR Holdings Inc. (dba Senneca Holdings)	Building Products				—	—	130	—	130	—	(1) (2) (9)

TOTAL WARRANTS					—	—	1,166	—	1,166	—
Total investment before Pro Forma Adjustments					1,533,959	1,424,467	1,754,335	1,675,778	3,288,294	3,100,245
Estimated Purchase Price Allocation Adjustment Before Purchase Discount									(78,557)
Estimated Purchase Discount Adjustment									(37,366)

TOTAL INVESTMENTS (10)					1,533,959	1,424,467	1,754,335	1,675,778	3,172,371	3,100,245

*	Assets are pledged as collateral for the GSBD Credit Facility.
(+)

The Pro Forma Condensed Schedule of Investments discloses the actual interest rate for partially or fully funded debt in effect as of the reporting date. Variable rate loans bear interest at a rate that may be determined by the larger of the floor or the reference to either LIBOR (“L”) or alternate base rate (commonly based on the Prime Rate (“P”)), at the borrower’s option, which reset periodically based on the terms of the credit agreement. L loans are typically indexed to 12 month, 6 month, 3 month, 2 month, 1 month or 1 week L rates. As of June 30, 2020, rates for the 12 month, 6 month, 3 month, 2 month, 1 month and 1 week L are 0.55%, 0.37%, 0.30%, 0.23%, 0.16% and 0.10%, respectively. As of June 30, 2020, P was 3.25%. For investments with multiple reference rates or alternate base rates, the interest rate shown is the weighted average interest rate in effect at June 30, 2020.

^

As defined in the 1940 Act, the investment is deemed to be an “affiliated person” of the combined company because the combined company owns, either directly or indirectly, 5% or more of the portfolio company’s outstanding voting securities.

^^

As defined in the 1940 Act, the investment is deemed to be a “controlled affiliated person” of the combined company because the combined company owns, either directly or indirectly, 25% or more of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.

^^^	The portfolio company is otherwise deemed to be an “affiliated person” of the combined company under the 1940 Act.
(1)	The fair value of the investment was determined using significant unobservable inputs.
(2)	Represent co-investments made with the combined company’s affiliates in accordance with the terms of the exemptive relief that the combined company received from the SEC.
(3)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan.

(4)	The investment includes an exit fee that is receivable upon repayment of the loan.
(5)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The combined company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the combined company’s total assets.

(6)	Non-income producing security.
(7)

In exchange for the greater risk of loss, the “last-out” portion of the combined company’s unitranche loan investment generally earns a higher interest rate than the “first-out” portions. The “first-out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion that the combined company would continue to hold.

(8)	The investment is on non-accrual status as of June 30, 2020.
(9)

Securities exempt from registration under the Securities Act, and may be deemed to be “restricted securities” under the Securities Act. The acquisition dates of the restricted securities are as follows:

Investment	Acquisition Date
Accuity Delivery Systems, LLC - Preferred Stock	06/13/2018
Animal Supply Holdings, LLC - Common Stock	02/22/2019
Animal Supply Holdings, LLC - Preferred Stock	02/22/2019
Bolttech Mannings, Inc. - Common Stock	12/22/2017
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies) - Preferred Stock	07/01/2016
CB-HDT Holdings, Inc. (dba Hunter Defense Technologies) - Common Stock	07/01/2016
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Class B - Common Stock	03/30/2018
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Performance Units - Common Stock	03/30/2018
Conergy Asia Holdings, Ltd. - Common Stock	07/31/2017
Conergy Asia Holdings, Ltd. - Preferred Stock	08/23/2017
Country Fresh Holding Company Inc. - Common Stock	04/29/2019
Elah Holdings, Inc. - Common Stock	05/09/2018
Iracore International Holdings, Inc. - Common Stock	04/13/2017
Kawa Solar Holdings Limited - Common Stock	08/17/2016
Kawa Solar Holdings Limited - Preferred Stock	10/25/2016
KDOR Holdings Inc. (dba Senneca Holdings) - Warrants	05/29/2020
KDOR Holdings Inc. (dba Senneca Holdings) - Warrants	05/29/2020
National Spine and Pain Centers, LLC - Common Stock	06/02/2017
Wine.com, LLC - Preferred Stock	11/14/2018
Wrike, Inc. - Common Stock	12/31/2018
Yasso, Inc. - Common Stock	03/23/2017

(10)

Total investments excludes investment in a money market fund, if any, managed by an affiliate of Group Inc. As of June 30, 2020, the combined company’s investment in an affiliated Money Market Fund is $207,258. The annualized seven-day yield as of June 30, 2020 is 0.15%.

PIK – Payment-In-Kind